As filed with the U.S. Securities and Exchange Commission on April 27, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
NOBLE CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	98-0366361
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)
Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan
for Non-Employee Directors
(Full Title of the Plan)
Robert D. Campbell
Senior Vice President and General Counsel
Noble Corporation
13135 South Dairy Ashford, Suite 800
Sugar Land, Texas 77478
(281) 276-6100
(Name, address and Telephone number, including area code, of agent for service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price per	Aggregate Offering	Amount of
to be Registered	Registered (1)	Share (2)	Price (2)	Registration Fee (2)
Ordinary Shares, par value $0.10 per share	325,000 shares	$82.20	$26,715,000	$2,859

(1)	Pursuant to Rule 416 under the U.S. Securities Act of 1933, as amended (the “Act”), this Registration Statement includes any additional shares of the registrant’s Ordinary Shares that may be issued pursuant to any stock split, stock dividend or similar transaction with respect to these shares.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Act, the offering price and registration fee are based on a price of $82.20 per share, which price is an average of the high and low prices of the Ordinary Shares as reported by the New York Stock Exchange on April 26, 2006.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion and Consent of Maples and Calder
Consent of PricewaterhouseCoopers LLP

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), by Noble Corporation, a Cayman Islands exempted company limited by shares, as successor issuer to Noble Drilling Corporation, a Delaware corporation (“Noble-Delaware”), following a corporate reorganization (the “Reorganization”) that became effective on April 30, 2002. Pursuant to the Reorganization, the “Noble Drilling Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors” was renamed the “Noble Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors” (the “Plan”) and was assumed by us. Our ordinary shares, par value US$0.10 per share (“Ordinary Shares”), are currently issuable under the Plan rather than shares of common stock of Noble-Delaware.
     Noble-Delaware previously filed a Registration Statement on Form S-8 (File No. 33-62394) (“Prior Registration Statement No. 1”) with the U.S. Securities and Exchange Commission (the “Commission”) for the purpose of registering shares of Noble-Delaware common stock available for issuance in accordance with the terms of the Plan. We, as successor issuer to Noble-Delaware, filed Post-Effective Amendment No. 1 to the Prior Registration Statement with the Commission on May 15, 2002 (“Post-Effective Amendment No. 1”). Post-Effective Amendment No. 1 was filed in connection with the Reorganization to reflect (i) the change in the Plan’s name, (ii) the assumption of the Plan by us, (iii) that Ordinary Shares became issuable under the Plan in lieu of Noble-Delaware common stock, and (iv) that we expressly adopted Prior Registration Statement No. 1 as our own for all purposes of the Securities Act and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).
     We filed a Registration Statement on Form S-8 (File No. 333-107451) with the Commission on July 29, 2003 (“Prior Registration Statement No. 2”) for the purpose of registering an additional 325,000 Ordinary Shares for offer and sale pursuant to the Plan.
     Effective February 4, 2005, the Plan was amended and restated to, among other things, increase, by an addition of 325,000, the number of Ordinary Shares available for issuance under the Plan and to provide for both stock option awards and awards of restricted shares under the Plan. Pursuant to the amendment and restatement, the Plan was renamed the “Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors”. The purpose of this Registration Statement is to register the additional 325,000 Ordinary Shares issuable pursuant to the Plan, including any additional shares which may be issued under the Plan as a result of a stock split, stock dividend or similar transaction with respect to the shares. Except as supplemented by the information set forth below, pursuant to Instruction E of Form S-8, the contents of Prior Registration Statement No. 1, as amended by Post-Effective Amendment No. 1, and Prior Registration Statement No. 2 are incorporated herein by reference.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
     The following documents filed by us with the Commission pursuant to the Exchange Act, are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:
1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed on March 14, 2006;

2.	Our Current Reports on Form 8-K filed on January 6, 2006, February 7, 2006*, February 8, 2006, February 10, 2006*, February 22, 2006, March 6, 2006, March 17, 2006 and April 3, 2006, and on Form 8-K/A filed on March 3, 2006.

3.	The description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed on April 26, 2002, as amended by Amendment No. 1 on Form 8-A/A filed on March 14, 2003 and Amendment No. 2 on Form 8-A/A filed on June 10, 2005.

*	Excluding any portions thereof that are deemed to be furnished and not filed.
     In addition, all documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.
     Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Nothing in this Registration Statement shall be deemed to incorporate information furnished by us but not filed with the Commission pursuant to Items 2.02, 7.01 or 9.01 of Form 8-K.

Item 8.    Exhibits
     The following documents are filed as a part of this Registration Statement or incorporated herein by reference:

Exhibit
No.	Description
4.1*	Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

4.2*	Articles of Association of Noble Corporation (filed as Exhibit 3.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 and incorporated herein by reference).

4.3*	Specimen Noble Corporation Ordinary Share certificate (filed as Exhibit 3.5 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

5.1	Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1*	Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors, dated February 4, 2005 (filed as Exhibit 10.21 to Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

*	Incorporated herein by reference as indicated.

SIGNATURES
     Pursuant to the requirements of the U.S. Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on April 26, 2006.

NOBLE CORPORATION

By:	/s/ James C. Day

James C. Day
Chairman of the Board and Chief Executive Officer
     Pursuant to the requirements of the U.S. Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.
     Each person whose signature appears below appoints James C. Day, Mark A. Jackson and Robert D. Campbell, and each of them, each of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments thereto (including post-effective amendments) to this registration statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same with all exhibits thereto and all documents in connection therewith with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ James C. Day	Chairman and Chief Executive	April 26, 2006

James C. Day	Officer and Director (Principal
Executive Officer and Authorized
Representative in the United States)

/s/ Mark A. Jackson	President and Chief Operating	April 26, 2006

Mark A. Jackson	Officer, and acting Chief Financial
Officer
(Principal Financial and Accounting
Officer)

/s/ Michael A. Cawley	Director	April 26, 2006

Michael A. Cawley

Signature	Title	Date

/s/ Lawrence J. Chazen	Director	April 26, 2006

Lawrence J. Chazen

/s/ Luke R. Corbett	Director	April 26, 2006

Luke R. Corbett

/s/ Julie H. Edwards	Director	April 26, 2006

Julie H. Edwards

/s/ Marc E. Leland	Director	April 26, 2006

Marc E. Leland

/s/ Jack E. Little	Director	April 26, 2006

Jack E. Little

/s/ Mary P. Ricciardello	Director	April 26, 2006

Mary P. Ricciardello

/s/ William A. Sears	Director	April 26, 2006

William A. Sears

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1*	Memorandum of Association of Noble Corporation (filed as Exhibit 3.3 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

4.2*	Articles of Association of Noble Corporation (filed as Exhibit 3.2 to Noble Corporation’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005 and incorporated herein by reference).

4.3*	Specimen Noble Corporation Ordinary Share certificate (filed as Exhibit 3.5 to Noble Corporation’s Registration Statement on Form S-4 (No. 333-84278), dated March 13, 2002, and incorporated herein by reference).

5.1	Opinion of Maples and Calder, regarding the legality of securities to be issued by Noble Corporation.

10.1*	Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors, dated February 4, 2005 (filed as Exhibit 10.21 to Noble Corporation’s Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated herein by reference).

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature page hereto).

*	Incorporated herein by reference as indicated.